Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Jurisdiction of Incorporation
Name                            Ownership Percentage                /Formation

Apthera, Inc.                            100%                        Delaware
Mills Pharmaceuticals, LLC               100%                            Delaware
Galena Biopharma UK Limited        100%                United Kingdom